                                      EXHIBIT B

                                JOINT FILING AGREEMENT


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1997


                                       The TCW Group, Inc.


                                       By:  /s/ Mohan V. Phansalkar
                                            ------------------------
                                            Mohan V. Phansalkar
                                            Authorized Signatory



                                       Robert Day

                                       By:  /s/ Mohan V. Phansalkar
                                            ------------------------
                                            Mohan V. Phansalkar
                                            Under Power of Attorney dated
                                            January 30, 1996, on File with
                                            Schedule 13G Amendment Number 1 for
                                            Matrix Service Co. dated January
                                            30, 1996.










                                         B-1